Exhibit 10.1

EXECUTION COPY

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2

COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is entered into as of August 7, 2008 (the “Effective Date”) by and among HOFFMANN-LA ROCHE INC., a New Jersey corporation located at 340 Kingsland Street, Nutley, New Jersey 07110 (“Roche Nutley”), ROCHE PALO ALTO LLC, a Delaware limited liability company located at 3431 Hillview Avenue, Palo Alto, California 94304-1397 (“Roche Palo Alto”), and F.HOFFMANN-LA ROCHE LTD, a Swiss corporation located at Grenzacherstrasse 124, CH-4070, Basel, Switzerland (“Roche Basel” and, collectively with Roche Nutley and Roche Palo Alto, “Roche”), and METABASIS THERAPEUTICS, INC., a Delaware corporation located at 11119 North Torrey Pines Road, La Jolla, CA 92037 (“Metabasis”).

RECITALS

WHEREAS, Metabasis has developed Metabasis Technology (as hereinafter defined) for the discovery and optimization of liver targeted compounds and Roche owns Roche Nucleosides (as hereinafter defined);

WHEREAS, Roche and Metabasis desire to enter into a research collaboration to apply Metabasis Technology to Roche Nucleosides to develop the Collaboration Compounds (as hereinafter defined) upon the terms and conditions set forth herein; and

WHEREAS, Roche desires to obtain licenses under the Metabasis Technology and Metabasis’ interest in the Joint Technology (as each such term is hereinafter defined) to develop and commercialize Products in the Field (as hereinafter defined), and Metabasis desires to grant such licenses, in each case upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.                                      DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below. References to “Articles”, “Sections” and “subsections” in this Agreement shall be to Articles, Sections and subsections respectively, of this Agreement unless otherwise specifically provided:

1.1                               “AAA” shall have the meaning provided in Section 12.6(a).

1.2                               “Affiliate” shall mean any company or entity controlled by, controlling, or under common control with a party hereto.  For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a party shall mean the possession, directly or indirectly, of more than 50% of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity, or otherwise having the power to govern the financial and the operating policies or to appoint the management of such entity.  With regard to Roche, the term “Affiliate” shall not include: (a) Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, unless and until such time as Roche opts for such inclusion by written notice to Metabasis; or (b) Chugai Pharmaceutical Co., Ltd, 1-9, Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan, unless and until such time as Roche opts for such inclusion by written notice to Metabasis.

1.3                               “Collaboration Compound” shall mean a chemical entity that is invented solely by a party or jointly by the parties (or on behalf of a party or the parties) prior to or during the Research Term that covalently incorporates Metabasis Prodrug Technology and is converted into a Roche Nucleoside (including any monophosphate, diphosphate or triphosphate thereof) in the body.

1.4                               “Combination Product” shall mean a Product that is a single pharmaceutical formulation containing as its active ingredients both a Licensed Compound and one or more other ingredients that are therapeutically or prophylactically active in the Field.

1.5                               “Confidential Information” shall have the meaning given such term in Section 7.1.

1.6                               “Confidentiality Agreement” shall mean the confidentiality agreement, dated January 21, 2008, between the parties.

1.7                               “Control” shall mean, with respect to any Information, Patent or other intellectual property right, possession by a party of the ability (whether by ownership, license or otherwise) to grant access, a license or a sublicense to such Information or intellectual property right without violating the terms of any agreement or other arrangement with any Third Party (before taking into account the effect of any licenses granted by such party to the other party under this Agreement but after taking into account the effect of Section 9.1(a)).

1.8                               “EMEA” shall mean the European Medicines Agency and any successor entity thereto.

1.9                               “FDA” shall mean the U.S. Food and Drug Administration and any successor entity thereto.

1.10                        “Field” shall mean the prevention and treatment of chronic hepatitis C viral infections in humans.

1.11                        “First Commercial Sale” shall mean, with respect to any Product, on a country-by-country basis, the first sale in a country after the governing health regulatory authority of such country has granted Regulatory Approval.  For purposes of clarification, the first sale for end use or consumption of a Product in a country after conditional approval has been granted will constitute a First Commercial Sale for purposes of this Agreement.

1.12                        “FTE” shall mean the equivalent of a full-time scientist’s work time over a twelve-month period (including normal vacations, sick days and holidays).  One FTE shall mean a minimum of [***], and no single person can perform the work of more than one FTE per year.

1.13                        “Generic Competition” shall have the meaning provided in Section 5.5(c).

1.14                        “Generic Product” shall have the meaning provided in Section 5.5(c).

1.15                        “IND” shall mean an investigational new drug application, clinical study application, clinical trial exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.16                        “Information” shall mean all tangible and intangible (a) techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, processes of manufacture, intermediates, dosing regimens, formulations, knowledge, know-how, skill, experience, test data and results (including pharmacological, toxicological and preclinical and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.

1.17                        “Invention” shall mean any invention, conception, actual or constructive reduction to practice, process, method, use, composition of matter, article of manufacture, discovery or finding, whether or not patentable.

1.18                        “Joint Invention” shall mean any Invention conceived jointly by the parties (or on their behalf) in the course of the Research Program.

1.19                        “Joint Patents” shall mean Patents claiming any Joint Invention.

1.20                        “Joint Product Patents” shall mean Joint Patents claiming a Collaboration Compound or Product or a method of making or using a Collaboration Compound or Product.

1.21                        “Joint Technology” shall mean Joint Inventions and Joint Patents.

1.22                        “JRC” shall mean the joint research committee established to facilitate the Research Program as more fully described in Section 2.1.

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1.23                        “Licensed Compound” shall mean any Collaboration Compound that is deemed a “Licensed Compound” in accordance with Section 4.1 hereof.

1.24                        “Losses” shall have the meaning provided in Section 11.1.

1.25                        “Major European Market” shall mean: (a) any one of the following countries: the United Kingdom, France, Germany, Italy or Spain; or (b) the European Union as a whole.

1.26                        “Major Market” shall mean the United States of America, the European Union or Japan.

1.27                        “Major Pharma Company” shall mean any pharmaceutical company with:  (i) a product in the [***] or (ii) a product in the [***] or (iii) annual sales of [***] in its most recently completed fiscal year for which such information is available of [***] (as measured by IMS Health or its successor).

1.28                        “Materials” shall have the meaning provided in Section 3.8.

1.29                        “Metabasis Indemnitee” shall have the meaning provided in Section 11.1.

1.30                        “Metabasis Know-How” shall mean any Information or Invention to the extent directed to Metabasis Prodrug Technology or any Collaboration Compound or Product or a method of making or using Metabasis Prodrug Technology or any Collaboration Compound or Product, which Information or Invention is Controlled by Metabasis as of the Effective Date or first becomes Controlled by Metabasis during the Research Term.  For purposes of clarity, Metabasis Know-How does not include Roche Know-How.

1.31                        “Metabasis Patents” shall mean Metabasis Platform Patents and Metabasis Product Patents.

1.32                        “Metabasis Platform Patents” shall mean Patents to the extent of claims or portions of claims therein directed to any Invention that is Metabasis Prodrug Technology or a method of making or using Metabasis Prodrug Technology, which Patents are Controlled by Metabasis as of the Effective Date or first become Controlled by Metabasis during the Research Term.  For purposes of clarity, Metabasis Platform Patents do not include Metabasis Product Patents or Roche Patents.  The Metabasis Platform Patents existing on the Effective Date are listed on Schedule I to the Research Plan.

1.33                        “Metabasis Prodrug Technology” shall mean (a) any and all cyclic 1,3-propanyl esters or amides of phosphates, phosphoramidates and/or phosphonates that are activated by any P450 enzyme and/or any method of making or using any of the foregoing, and/or (b) any and all compounds containing or producing after administration to an animal a cyclic carbonate functional group spanning the 2’- and 3’-hydroxyl groups of a nucleoside or analog or derivative thereof and/or any method of making and using such compounds; in each case, to the extent any of the foregoing is either Controlled by Metabasis or constitutes Confidential Information of Metabasis (but is not Joint Technology).

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1.34                        “Metabasis Product Patents” shall mean Patents to the extent of claims or portions of claims therein directed to any Invention that is a Collaboration Compound or Product or a method of making or using a Collaboration Compound or Product, which Patents are Controlled by Metabasis as of the Effective Date or first become Controlled by Metabasis during the Research Term.  For purposes of clarity, Metabasis Product Patents do not include Roche Patents.  The Metabasis Product Patents existing on the Effective Date are listed on Schedule I to the Research Plan.

1.35                        “Metabasis Technology” shall mean the Metabasis Know-How and Metabasis Patents.

1.36                        “NDA” shall mean a new drug application (as more fully defined in 21 C.F.R. 314.5 et seq.) and all amendments and supplements thereto filed by Roche, its Affiliates or sublicensees with the FDA, or the equivalent application filed by Roche, its Affiliates or sublicensees with any equivalent agency or governmental authority outside the United States of America (including any supra-national agency such as in the European Union), including all documents, data, and other information concerning a pharmaceutical product which are necessary for gaining Regulatory Approval to market and sell such pharmaceutical product.

1.37                        Net Sales” shall mean the amount remaining after deducting from Adjusted Gross Sales [***] of [***] of [***] of those [***] which are not [***] by [***] or [***] (which, solely for purposes of this definition, and [***] the [***] of [***], shall [***]) or [***] on a [***] basis (e.g. [***], [***], [***], [***] for [***] of [***], [***], [***], and [***] than the [***]).  As used herein, the [***] shall mean the [***] of any [***] or [***] and [***] and [***] to [***] that are [***] or [***] of [***] or [***] or [***], [***] of [***] and [***] (including [***] for [***], [***], [***], [***], [***], [***] and [***]), [***] and [***] (including [***], [***] to [***] and [***], [***] or [***] for [***], [***], [***], [***] and [***] of [***], e.g. [***], [***]), [***], and [***] (including [***] or [***], [***] and [***] to the [***]).  Notwithstanding the foregoing, amounts received by [***] or [***] for the [***] of [***] and [***] or [***] for [***] shall [***] in the [***] of [***] hereunder.

With respect to [***], [***] shall [***] the [***] of such [***] by the [***] is the [***] ([***]) [***] of the [***] in the [***] in the [***] in [***] the [***], and [***] is the [***] of the [***] in the [***] in the [***] when [***] in [***] in the [***].  If [***] be [***] for the [***] or the [***] are [***] in a [***] then [***] for [***] of [***] shall [***] the [***] in [***] the [***] by [***], such [***].

1.38                        “Notice Date” shall [***] the [***] in [***].

1.39                        “Patents” shall mean (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, including without limitation patent applications under the Patent Cooperation and the European Patent Convention, together with (b) any renewal, division, continuation (in whole or in part), or request for continued examination of any of such patents, certificates of invention and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations,

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revalidations, revisions, and additions of or to any of the foregoing, and any foreign counterparts of any of the foregoing and any other patents and patent applications claiming priority back to any of the foregoing.

1.40                        “Phase 1 Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a), as it may be amended.

1.41                        “Phase 2 Clinical Trial” shall mean a human clinical trial in any country that: (a) would satisfy the requirements of 21 CFR 312.21(b), as it may be amended; (b) is of [***] and [***] (e.g., [***]) to [***] to [***] in the [***]; and (c) [***] as an [***].  For purposes of clarification, but solely by way of example, the term Phase 2 Clinical Trial will not include a trial that, [***] the [***] of [***], is [***], the [***] is to [***] for [***], such as a [***] with [***] and [***].

1.42                        “Phase 3 Clinical Trial” shall mean a pivotal human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c), as it may be amended.

1.43                        “Prodrug Improvement” shall mean any Invention to the extent directed to the Metabasis Prodrug Technology or a method of making or using Metabasis Prodrug Technology, but not directed to any Collaboration Compound or Product or a method of making or using a Collaboration Compound or Product, which Invention is conceived solely by a party (or on its behalf) or jointly by the parties.  Any Prodrug Improvement shall be included in the term Metabasis Prodrug Technology.

1.44                        “Product” shall mean any preparation in final form containing a Licensed Compound for sale or disposition by prescription, over-the-counter or any other method.

1.45                        “Project Leader” shall have the meaning provided in Section 2.5.

1.46                        “Regulatory Approval” shall mean any and all approvals (including price and reimbursement approvals, if required), licenses, registrations, or authorizations of any Regulatory Authority in a particular jurisdiction that are necessary for the manufacture, use, storage, import, transport and/or sale of a Product in such jurisdiction in accordance with applicable laws.

1.47                        “Regulatory Authority” shall mean any national or supranational governmental authority, including the FDA and the EMEA, that has responsibility in any country or other regulatory jurisdiction over the development and/or commercialization of Products.

1.48                        “Research Plan” means the plan (the initial form of which has been agreed upon in writing by the parties by letter agreement dated concurrently herewith) that sets out the research work to be performed by Metabasis and Roche in conducting the Research Program, as such plan may be amended or modified by the JRC or by mutual written agreement of the parties as contemplated under this Agreement.

1.49                        “Research Program” shall mean the research activities undertaken by either or both of the parties hereto as set forth in Article 3 and the Research Plan.

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1.50                        “Research Term” shall have the meaning provided in Section 3.6.

1.51                        “Roche Know-How” shall mean any Information or Invention to the extent directed to a Roche Nucleoside or a Collaboration Compound or Product or a method of making or using a Roche Nucleoside or a Collaboration Compound or Product, which Information or Invention is Controlled by Roche as of the Effective Date or during the Term.  For purposes of clarity, Roche Know-How does not include Metabasis Know-How.

1.52                        “Roche Indemnitee” shall have the meaning provided in Section 11.2.

1.53                        “Roche Nucleoside” shall mean [***].  One or more additional nucleosides may be added as “Roche Nucleosides” during the Research Term by [***] of the [***].

1.54                        “Roche Nucleoside Improvement” shall mean any Invention directed to a Roche Nucleoside or a method of making or using such Roche Nucleoside, but not directed to any Collaboration Compound or Product or a method of making or using a Collaboration Compound or Product, which Invention is conceived solely by a party (or on its behalf) or jointly by the parties.  Any Roche Nucleoside Improvement shall be included in the term Roche Nucleoside.

1.55                        “Roche Patents” shall mean Patents to the extent of claims or portions of claims therein directed to any Invention that is a Collaboration Compound or Product or a method of making or using a Collaboration Compound or Product, which Patents are Controlled by Roche as of the Effective Date or during the Term.  For purposes of clarity, Roche Patents do not include Metabasis Patents or Joint Patents.  The Roche Patents existing on the Effective Date are listed on Schedule II to the Research Plan.  For purposes of clarity, Roche Patents do not include Metabasis Patents or any [***] the [***] of [***], or any [***] of [***] or [***], a [***] itself (i.e., without [***]).

1.56                        “Roche Technology” shall mean the Roche Know-How and Roche Patents.

1.57                        “Royalty Term” shall mean, in the case of any Product in any country, the period of time commencing on the First Commercial Sale of such Product in such country and ending upon the later of (a) 10 years after the date of First Commercial Sale of such Product in such country, and (b) the expiration of the last to expire of any of the Metabasis Patents, Roche Patents or Joint Patents containing a Valid Claim [***] the [***] of [***] of the [***] which is the active ingredient of the Product.

1.58                        “Section 3.5 Information” shall have the meaning provided in Section 3.5.

1.59                        “Selected Metabasis Patents” shall have the meaning provided in Section 9.2(b)(ii).

1.60                        “Target Profile” shall mean the targeted pharmacological properties specified in the section entitled “Clinical Candidate Target Profile” in the Research Plan.

1.61                        “Term” shall have the meaning provided in Section 10.1.

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1.62                        “Third Party” shall mean an entity other than Roche and its Affiliates, and Metabasis and its Affiliates.

1.63                        “Title 11” shall have the meaning provided in Section 10.7.

1.64                        “Toxicology Studies” shall mean IND-enabling good laboratory practices toxicology studies.

1.65                        “Valid Claim” shall mean a claim of (a) an issued and unexpired patent or a supplementary protection certificate, which claim has not been held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been held or admitted to be invalid or unenforceable through re-examination or disclaimer, opposition procedure, nullity suit or otherwise, or (b) a pending patent application; provided, however, that if a claim of a pending patent application shall not have issued within [***] after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a patent issues with such claim.

2.                                      RESEARCH PROGRAM GOVERNANCE

2.1                               Joint Research Committee.  Promptly after the Effective Date, the parties will form a joint research committee (the “JRC”) composed of an equal number of representatives of each of Roche and Metabasis.  One member of the JRC shall be selected to act as the chairperson of the JRC, with each chairperson acting for a term of 12 months.  The chairperson shall be selected alternately by Metabasis and Roche, and Roche shall designate the first chairperson.  The JRC shall be responsible for:

(a)                                  overseeing the conduct of the Research Program and making decisions regarding scientific and technical matters related to the Research Program, including, approving amendments to the Research Plan (subject to the limitations set forth in Section 2.4);

(b)                                  maintaining a current list of all Collaboration Compounds, which shall be updated at each JRC meeting (or more frequently as agreed by the parties);

(c)                                  during the [***] of the [***], [***] in [***] regarding (i) [***] for [***] as [***] to any [***] that is [***] by the [***] or by [***] for [***] as a [***] or that has been [***] a [***] in accordance with [***], and (ii) a [***] for [***] and [***] of such [***];

(d)                                  during the [***] of the [***], [***] in [***] regarding the [***], in addition to [***], that [***] may wish to [***] in the [***] as [***].  The parties [***] that [***] shall have [***] with respect to the [***] of any such [***]; provided, however, that if [***] to select, as a [***] a particular [***] (other than [***]) with respect to which [***] is [***], under a [***] with a [***], from [***] a [***] under [***], [***] shall so [***] in [***] within [***] after [***] to [***] in [***] the identity of such [***], and in such event, such [***] will not be [***] for [***] as a [***] hereunder.  For the avoidance of doubt, in [***] shall [***] be [***] to [***] to [***] the [***] of any such [***], any [***] of the [***] and any such [***], or any

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[***] of such [***] relating to the [***], but [***] notice to [***] under this [***] regarding a particular [***] shall be deemed a [***] by [***] to [***] that [***] is subject to such [***] under its [***] with such [***]; and

(e)                                  during the [***] of the [***], using [***] to [***] a [***] for the [***] of the [***], if appropriate.

2.2                               Meetings.  The JRC shall meet at least four times per year during the Research Term or at such greater frequency as the JRC agrees.  Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the parties, and the parties shall agree upon the time of meetings.  In-person meetings shall alternate between the facilities of Roche in California, and the facilities of Metabasis in La Jolla, California.  No JRC meeting may be conducted unless at least one representative of each party is participating.  Each party shall bear its own expenses related to the attendance of such meetings by its representatives.  A reasonable number of additional representatives of a party may attend meetings of the JRC in a non-voting capacity.

2.3                               Minutes.  The hosting party shall have responsibility for preparing definitive minutes of each JRC meeting, a draft of which shall be circulated for comment to all members of the JRC within 10 business days after the relevant meeting.  Such minutes shall provide a description, in reasonable detail, of the Research Program progress to date, and of the discussions at the meeting, a list of material actions or determination approved by the JRC and material disagreements not resolved by the JRC.  The Project Leaders shall discuss any comments on such minutes and finalize the minutes by no later than 30 business days after the meeting.

2.4                               JRC Decision-Making.  All decisions of the JRC shall be unanimous, with the representatives of Metabasis on the JRC collectively having one vote and the representatives of Roche on the JRC collectively having one vote.  If the JRC is unable to decide or resolve unanimously any matter properly presented to it for action, then at the written request of either party, the issue shall be referred to Metabasis’ head of research and development and Roche’s [***] who shall attempt in good faith to resolve such issue as promptly as practicable.  If such officers are unable to resolve such issue within [***], then at the written request of either party, the issue shall be referred to the Chief Executive Officer of Metabasis and Roche’s [***].  If such officers are unable to resolve such issue within [***] of commencing such negotiations, then, except as provided in Section 1.3, the resolution and/or course of conduct shall be determined by [***].  However, [***] will give [***] to [***], and [***] to [***] in [***] or [***].  Notwithstanding the foregoing or any other provision of this Agreement to the contrary, [***] the [***] with [***] this [***] shall [***]:

(a)                                  [***] the [***] of this [***] the [***];

(b)                                  [***] which [***] of a [***] or [***] on the [***];

(c)                                  [***] the [***] by which [***] the [***] under the [***];

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(d)                                  [***] a [***] with the [***] and/or that [***] to the [***] or [***];

(e)                                  [***] the [***] in any [***] to [***] the [***] or that would [***] to [***] by [***];

(f)                                    [***] the [***] to be [***] to [***] of the [***] by [***]; or

(g)                                 [***] in a [***] with the [***] and[***] of this [***].

In addition, [***] the [***] of any [***] (e.g., [***]) to be [***] to the [***] the [***] of [***] on the [***].

2.5                               Project Leaders.  Roche and Metabasis each shall appoint a person (a “Project Leader”) from the JRC to coordinate its part of the Research Program.  The Project Leaders shall be the primary contact between the parties with respect to the Research Program.  Each party shall notify the other party as soon as practicable upon changing this appointment.

3.                                      RESEARCH PROGRAM

3.1                               General.  Metabasis and Roche shall engage in the Research Program upon the terms and conditions set forth in this Agreement.  The activities to be undertaken in the course of Research Program are set forth in the Research Plan which may be amended from time to time upon approval of the JRC, subject to Section 2.4.

3.2                               Conduct of Research.  Subject to the terms and conditions of this Agreement, each party shall be responsible for managing and controlling its respective research obligations under the Research Plan.  Each party shall conduct the Research Program in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations.  Each party hereby certifies that it will not and has not employed or otherwise used in any capacity the services of any person debarred under Section 21 USC 335a in performing any services hereunder.  Each party shall [***] and in a [***] with the [***] in the [***] by using [***] to [***], [***], [***] to the [***] and to use [***] and [***] to [***] the [***] with the [***] of this [***].

3.3                               Research Commitment; Metabasis FTEs.  During the Research Term, each party shall use [***] to [***] under the [***] in accordance with such plan and the terms and conditions of this Agreement.  Without limiting the generality of the foregoing:

(a)                                  Metabasis Year 1 FTEs.  Metabasis shall devote to the performance of its responsibilities under the Research Plan [***] FTEs during the first year of the Research Term, all of whom shall be funded by Metabasis.  Notwithstanding the foregoing, if [***] after the [***], [***] has [***] a [***] for [***] of [***] as [***] and [***] has [***], in addition to [***], as a [***] hereunder, then [***] shall [***] its [***] under the [***] on [***] and [***] with respect to the [***] (or [***] if no [***] has yet been [***]), and the [***] shall [***] in [***] on a [***] and [***] to the [***] of [***] that [***] is [***] to devote to the [***] of its

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[***] under the [***] during the [***] of the [***] of the [***], unless and until [***] as [***] has [***] such [***] and [***] has [***], in addition to [***], as a [***] hereunder.

(b)                                  Metabasis Year 2 FTEs.  No later [***] to the [***] of the [***] of the [***] (unless Roche has previously notified Metabasis in writing pursuant to Section 3.6 of Roche’s election to terminate the Research Term effective as of the first anniversary of the Effective Date), Metabasis shall notify Roche in writing of the number of Metabasis FTEs (which shall not exceed [***] FTEs) that Metabasis believes are reasonably required for performance of Research Plan activities in the second year of the Research Term.  Metabasis and Roche [***], through the [***], on the [***] of the [***] and the [***] upon the [***] after Metabasis provides such notice.  If the parties so agree, then the Research Term shall continue for the second year, and Roche shall make the payment to Metabasis required under Section 5.2. If Metabasis does not timely provide such notice, or [***] to the [***] for the [***] of the [***] and on the [***], then the Research Term shall expire at the end of the first year of the Research Term.

3.4                               Exchange of Information.  Upon execution of this Agreement, and from time to time as necessary during the Research Term, Metabasis shall disclose to Roche such Metabasis Know-How needed for the performance by Roche of its responsibilities under the Research Program.  Following designation of a Collaboration Compound as a Licensed Compound, Metabasis shall disclose to Roche such Metabasis Know-How needed for the manufacture, use or sale of such Licensed Compound and Product containing such Licensed Compound in the Field.  Upon execution of this Agreement, and from time to time as necessary during the Research Term, Roche shall disclose to Metabasis such Roche Know-How needed for the performance by Metabasis of its responsibilities under the Research Program.  In addition to the foregoing obligations, each party shall promptly disclose to the other party any and all Collaboration Compounds invented in whole or in part by such party.  Nothing herein shall require either party to disclose information that is subject to bona fide confidentiality obligations to a Third Party.

3.5                               Records and Reports.  Metabasis and Roche shall each maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program by such party.  [***] the [***] of the [***], [***] to the [***] for [***] and/or [***], [***] for the [***] to [***].  In addition, after the Research Term, upon Metabasis’ reasonable request, [***] its [***] to [***] (but [***]), whether [***] were [***] or [***] or [***] (hereinafter, [***]), available to [***] either at [***] or [***], at [***].  Metabasis acknowledges and agrees that all Section 3.5 Information made available to Metabasis shall be Confidential Information of Roche.  The provisions of this Section 3.5 shall survive expiration or termination of the Research Term for so long as any license granted to Roche under Section 4.2(a) remains in effect.

3.6                               Research Term.  Except as otherwise provided in Section 3.3, the Research Term shall commence on the Effective Date and continue for a period of two years (the “Research Term”).  Notwithstanding anything to the contrary in this Section 3.6, Roche may, with or without cause and in its sole discretion, terminate the Research Term, effective as of the first

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anniversary of the Effective Date, upon written notice to Metabasis given no later than 90 days [***] the [***] of the [***].

3.7                               Use of Subcontractors.  Each party shall be entitled to utilize the service of Third Parties to perform their respective Research Program activities [***] the [***] of the [***] or as [***] set forth in the [***].  Notwithstanding any [***], each [***] at [***] for the [***] of its [***] under the [***] and [***] of each [***], [***], to [***] of [***] in the [***] to [***], and [***] of such [***] as [***] under [***] hereof.

3.8                               Materials.  In order to facilitate the Research Program, either party may, in its discretion, provide to the other party certain biological materials or chemical compounds Controlled by the supplying party, including, but not limited to, Collaboration Compounds (collectively, “Materials”) for use by the other party in furtherance of the Research Program; provided, however, that each party shall provide Materials to the other party to the extent required or contemplated by the Research Plan.  Except as otherwise provided under this Agreement, all such Materials delivered to the other party will remain the sole property of the supplying party, will be used only in furtherance of the Research Program and, if applicable, development, manufacture or commercialization of Products in accordance with this Agreement, will not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying party, and will be used in compliance with all applicable laws, rules and regulations.  The Materials supplied under this Agreement must be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known.  Except as expressly set forth herein, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

4.                                      DESIGNATION OF LICENSED COMPOUNDS; LICENSE GRANTS; DEVELOPMENT AND COMMERCIALIZATION

4.1                               Designation of Licensed Compounds.  At any time during the Research Term or within 90 days after its expiration or its termination pursuant to Section 3.6 (but not any other termination of the Research Term or this Agreement), [***] in [***] of [***] upon which [***] or [***] to [***].  If [***] such [***], then within [***] or [***] of the [***], [***] ([***], as applicable) shall [***] of [***].  [***] of [***], such [***] shall [***] of [***].  The [***] with respect to [***] may be [***], but each [***] with respect to [***] initiated shall be subject to milestone and royalty payment obligations under Article 5 hereof.

4.2                               License Grants.

(a)                                  By Metabasis.

(i)                        Research License. Subject to the terms and conditions of this Agreement, Metabasis hereby grants to Roche a non-exclusive, worldwide, royalty-free license,

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without the right to sublicense, under such Metabasis Technology as is necessary to perform Roche’s obligations under the Research Program, solely to perform such obligations under the Research Program during the Research Term.

(ii)                    Development and Commercialization License.  Subject to the terms and conditions of this Agreement, and on a Licensed Compound-by-Licensed Compound basis, effective only upon payment in full of the development event payment under Section 5.3 for Development Event I or Development Event II (as applicable) with respect to such Licensed Compound, Metabasis hereby grants to Roche: (A) a non-exclusive, worldwide, royalty-bearing license, with the right to sublicense as described below, under the Metabasis Platform Patents and associated Metabasis Know-How, solely to make, have made, use, sell, have sold, offer for sale and import such Licensed Compound and Products containing such Licensed Compound in the Field during the Term; and (B) a sole and exclusive (even as to Metabasis), worldwide, royalty-bearing license, with the right to sublicense as described below, under the Metabasis Product Patents and associated Metabasis Know-How and under Metabasis’ interest in Joint Technology, solely to make, have made, use, sell, have sold, offer for sale and import such Licensed Compound and Products containing such Licensed Compound in the Field during the Term; provided, however, that Metabasis shall retain such rights under the Metabasis Product Patents, associated Metabasis Know-How and Joint Technology as are necessary to perform its obligations under the Research Program.

(iii)                Sublicensing.  Roche shall have the right to grant sublicenses through multiple tiers of sublicense of the rights granted to Roche under Section 4.2(a)(ii).  Within 30 days after the grant of a sublicense to [***] in the [***], [***] or a [***], [***] shall [***] in [***] of [***], [***] of the [***] and [***] of the [***].  Except to the extent the parties otherwise agree in writing, any sublicense agreement must be fully consistent with the terms and conditions of this Agreement.  Roche shall [***] the [***] of the [***] to [***], but may subcontract activities to be performed by Roche under the Research Program pursuant to Section 3.7.

(b)                                  By Roche.  Subject to the terms and conditions of this Agreement, Roche hereby grants to Metabasis a non-exclusive, worldwide, royalty-free license, without the right to sublicense, under such Roche Technology and other Patents Controlled by Roche as are necessary to perform Metabasis’ obligations under the Research Program solely to perform such obligations under the Research Program during the Research Term.

4.3                               Development and Commercialization.  Subject to the terms and conditions of this Agreement, Roche shall control, and be solely responsible for the costs associated with, the worldwide preclinical and clinical development, registration and commercialization of Licensed Compounds and Products.  Without limiting the generality of the foregoing, except as otherwise set forth in the Research Plan, Roche shall be responsible for the worldwide supply of all Licensed Compounds and Products necessary for the foregoing activities.

4.4                               Diligence Obligations.  Roche agrees to use commercially reasonable efforts (directly and/or through one or more Affiliates and/or sublicensees) to develop and commercialize at least one Product in the Field in each of the Major Markets.

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(a)                                  In the event that Roche: (i) is not conducting development or commercialization of at least one Licensed Compound or Product in the Field in a particular Major Market, or (ii) decides that it will not develop or commercialize at least one Licensed Compound or Product in the Field in a particular Major Market, [***] shall [***] with [***] within [***] thereof, and [***] to it, [***] under [***].

(b)                                  In addition, if Metabasis in good faith believes that Roche is not using its commercially reasonable efforts to develop or commercialize at least one Licensed Compound or Product in the Field in a particular Major Market, Metabasis may provide Roche with written notice thereof, in which event Roche will have 60 days from the date of such notice in which to reasonably demonstrate to Metabasis that Roche is meeting such diligence obligation.  Any dispute related to this Section 4.4 shall be resolved pursuant to the provisions of Section 12.6.   Neither Party shall have the right to terminate this Agreement or any portion thereof for any reason (including but not limited to Section 10.2) unless and until the dispute has been finally resolved pursuant to Section 12.6.

4.5                               Disclosure Regarding Roche Efforts.  Roche will keep Metabasis appropriately informed about Roche’s progress with respect to Licensed Compounds and Products through the JRC during the Research Term and in writing thereafter.  Without limiting the generality of the foregoing, Roche shall provide Metabasis with written notice of the following within [***] after the occurrence of the following:

(a)                                  [***] of [***] on any [***];

(b)                                  [***] for a [***];

(c)                                  [***] of a [***], [***] or [***] of a [***];

(d)                                  the [***] of the [***], [***] or [***] of a [***] or [***]; [***] shall [***] as [***] for purposes of [***];

(e)                                  [***] of [***] for [***] with respect to [***] in [***]; and

(f)                                    [***] of [***] for any [***].

The provisions of this Section 4.5 shall survive expiration or termination of the Research Term for so long as any license granted to Roche under Section 4.2(a) remains in effect.

4.6                               Agreements; No Implied Licenses.

(a)                                  Roche and its Affiliates shall not, and shall not grant to any Third Party any rights to, conduct clinical development or commercialization activities with respect to any Collaboration Compound that has not been designated or deemed a Licensed Compound pursuant to this Agreement, and Roche further acknowledges and agrees that it has no right or license under any Metabasis Technology or Metabasis’ interest in any Joint Technology to do

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any of the foregoing.  In addition, Roche agrees that it does not have as a result of this Agreement, any right to license, directly or indirectly (including through any Affiliate or sublicensee), to use or practice any Metabasis Technology from or after the expiration or termination of the Research Term, except as expressly set forth in Section 4.2(a) for so long as the license granted under Section 4.2(a) remains in effect.  In no event shall Roche as a result of this Agreement have any right or license from Metabasis to:

(i)                        [***], or [***] or [***] ([***] or [***] or [***]), during the [***] any [***] that [***] and is [***] a [***] ([***], [***] or [***] thereof) in the [***], except, in [***], as part of the[***]; or

(ii)                    [***], or [***] or [***] ([***] or [***] or [***]), after [***] of the [***] any [***] that [***] and is [***] a [***] ([***], [***] or [***] thereof) in the [***]; provided, however, that the [***] to the [***] for [***] to [***] with respect to [***].

Except as expressly set forth in [***] for [***] the [***] in [***], [***] to use any [***] or any [***] ([***] of [***]) to [***] in any of the [***] or to [***] or [***].

Notwithstanding any other provision of this Agreement to the contrary, Roche at all times reserves the exclusive and unrestricted right to use or practice, and to grant its Affiliates and Third Parties the right to use or practice, the Roche Technology for any purpose other than [***], [***] or [***] of the [***], [***] or [***].

(b)                                  Except to the extent necessary to fulfill Metabasis’ obligations under the Research Plan during the Research Term:

(i)                        [***], and [***] to [***] to, [***] or [***] the [***] with respect to [***], [***], [***] during the [***]; and

(ii)                    [***] to [***], nor [***] of [***] the [***], [***], any [***] (subject, [***]) during the [***].

In addition, [***] that [***] or [***] under the [***], [***] set forth in [***] and, if applicable, [***], and [***] of [***] or [***] of the [***] for any [***] of [***] under the [***] during [***].  [***] of [***] to the [***], [***] at [***] the [***] and [***] to [***], and to [***] and [***] the [***] or [***], the [***] ([***]) for [***] other than the [***], [***] or [***] of the [***] or [***].

(c)                                  No right or license under any Patents or Information of either party is granted or shall be granted by implication.  All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.

5.                                      PAYMENTS

5.1                               Upfront Fee.  Roche shall make a one-time, non-refundable, non-creditable payment to Metabasis of $10,000,000 within 15 days after the Effective Date and receipt of an invoice from Metabasis.

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5.2                               Additional Payment.  If the Research Term continues beyond the first anniversary of the Effective Date, Roche shall make a one-time, non-refundable, non-creditable payment to Metabasis of [***] per Metabasis FTE for the number of FTEs agreed upon by the parties pursuant to Section 3.3(b), within [***] after the first anniversary of the Effective Date and receipt of an invoice from Metabasis.

5.3                               Development Event Payments.  Roche shall pay to Metabasis each of the non-refundable, non-creditable (except as expressly set forth in this Section 5.3) development event payments set forth below (whether such development event is achieved by Roche, its Affiliate or a sublicensee):

Development Event		Event Payment

I.	[***] of [***] of the [***]	[***]

II.	[***] of [***] of each [***]	[***]

III.

[***] to [***] of: (a) [***] by the [***] of a [***], [***] or [***]; or (b) allowance by the [***] of a [***], [***] or [***] and [***] of the [***]for [***] (or, if [***], [***] of the [***]); wherein, in each case, such [***] or [***], [***] or [***] includes a [***] that [***] the [***] of [***] of a [***] that is in [***] by or on behalf of [***] or [***] of [***] or [***]

[***]

IV.	[***] of [***]of each [***]or [***]	[***]

V.	[***] of [***] of each [***] or [***]	[***]

VI.	[***] of [***] of each [***] or [***]	[***]

VII.	[***] of [***] for each [***] in any [***]	[***]

VIII.	[***] of [***] for each[***]in the [***]	[***]

IX.	[***] of [***] for each [***] in the [***]	[***]

X.	[***] of [***] for each [***]in [***]	[***]

(1)                                  Such development event payment shall be paid only after a Licensed Compound is in clinical development by or on behalf of Roche or any of its Affiliates or sublicenses.

(2)                                  Initiation of a clinical trial [***] of the [***] in [***] by or on behalf of Roche, its Affiliates or sublicensees.

With the exception of the payment with respect to Development Event I in the table above (which shall be [***] for the [***] on which [***] are [***]) and the payment with respect to Development Event II in the table above (which shall be [***] the [***] on which [***]), each of

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the foregoing development event payments shall be payable upon achievement of the applicable development event by each Licensed Compound or Product (as applicable) and [***].  Roche shall notify Metabasis in writing within [***] after the achievement of each development event, and shall make the appropriate development event payment to Metabasis within [***] after receipt of an invoice from Metabasis.  If, for any reason, [***] or [***] a [***] without having [***] or [***], then [***] of [***], [***] to [***] and [***] to [***] within [***] after the [***] of [***].

5.4                               Commercial Event Payments.  Roche shall pay to Metabasis each of the non-refundable, non-creditable commercial event payments set forth below (whether such commercial event is achieved by Roche, its Affiliate or a sublicensee):

Commercial Event	Event Payment

[***] than [***] in [***] in a [***]	[***]

[***] than [***] in [***] in a [***]	[***]

[***] than [***] in [***] in a [***]	[***]

Each of the commercial event payments described in this Section 5.4 shall be payable only one time for each Product and only for the first calendar year in which such commercial event is achieved by such Product.  Roche shall notify Metabasis in writing within [***] after the achievement of each commercial event, and shall make the appropriate event payment to Metabasis within [***] after receipt of an invoice from Metabasis.

5.5                               Royalties.

(a)                                  Roche shall pay to Metabasis royalties on worldwide annual Net Sales of Products by Roche, its Affiliates and its sublicensees at the following rates:

Annual Net Sales	Royalty Rate
Portion of calendar year Net Sales < [***]	[***]
Portion of calendar year Net Sales > [***]	[***]

Notwithstanding the foregoing, when aggregate annual Net Sales for a given Product during any calendar year are greater than [***], Roche will pay Metabasis royalties of [***] on aggregate Net Sales for that Product by Roche, its Affiliates and its sublicensees for that calendar year.

(b)                                  Royalties under this Section 5.5 shall be payable on a Product-by-Product and country-by-country basis for a period equal to the Royalty Term for such Product in such country.

(c)                                  On a [***] and [***], in the event that there is [***] with respect to such [***] in such [***], then [***] by [***] to [***] pursuant to [***] on [***] of any [***] during any portion of [***] shall be [***] by [***]; provided, however, that in [***] shall any [***] for

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any [***] in any [***] in [***] be [***] to [***] of the [***] by [***] to [***] pursuant to [***].  [***] shall mean, with respect to a [***] in a [***], the situation in which [***] takes, in [***] than a [***] of the [***] for such [***] in such [***] based on [***] (as [***] in [***] by [***] or a similar [***] to be [***] to [***] the [***]) for any [***].  [***] shall mean, with respect to a [***], any [***] that is [***] in a [***] by [***] other than [***] or [***] or [***] the same or [***] (by [***] or other [***], on a [***]) [***] as [***] in a given [***], including, without limitation, any such [***] that is [***] or determined to be [***] to a [***] by the [***], or similarly [***] by other [***] outside the [***], on a [***].

(d)                                  Regardless of patent coverage, each Product shall be royalty bearing at the rate set forth in Section 5.5(a), subject to adjustment as provided as provided elsewhere under this Agreement, for the first [***] years following First Commercial Sale in each country.  If following such [***]-year period there is no Metabasis Patents, Roche Patents or Joint Patents containing a Valid Claim [***] the [***] of [***] of the [***] which is the [***] of the [***], then sales of such Product shall thereafter be royalty-free in that country.

6.                                      PAYMENT; RECORDS; AUDITS

6.1                               Payment; Reports.  Royalties shall be calculated and reported for each calendar quarter.  All payments due to Metabasis under this Agreement shall be paid within [***] after the end of each calendar quarter, unless otherwise specifically provided herein.  Each payment shall be accompanied by a report of Net Sales of Products by Roche and its Affiliates and sublicensees in sufficient detail [***] of the [***] of the [***], [***], [***] and [***], the [***], the [***], the [***], the [***], and the [***].

6.2                               Exchange Rate; Manner and Place of Payment.  All payments hereunder shall be payable in U.S. dollars.  When conversion of payments from any currency other than Swiss Francs or U.S. dollars is required, such conversion shall be made by conversion of the amount of such sales into Swiss Francs using Roche’s then current standard practices actually used on a consistent basis in preparing its audited financial statements and then converting to United States dollars using the average quarterly rate (Reuters) for the applicable period.  All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by Metabasis, unless otherwise specified in writing by Metabasis.

6.3                               Income Tax Withholding.  Metabasis will pay any and all taxes levied on account of any payments made to it under this Agreement.  If any taxes are required to be withheld by Roche, Roche will (a) deduct such taxes from the payment made to Metabasis, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to Metabasis and certify its receipt by the taxing authority within 30 days following such payment.

6.4                               Audits.  During the Term and for a period of three years thereafter, Roche shall keep (and shall cause its Affiliates and sublicensees to keep) complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit Metabasis to confirm the accuracy of all royalties due hereunder.  [***] the [***], [***] to [***] to [***], [***] than the [***].  [***] may be [***] upon [***] to [***].  Prompt adjustments shall be

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made by the parties to reflect the results of such audit.  Metabasis shall bear the full cost of such audit unless such audit discloses an underpayment by Roche of more than [***] of the aggregate amount of royalties or other payments due under this Agreement, in which case, Roche shall bear the full cost of such audit and shall remit to Metabasis the amount of any underpayment within [***] after receipt of an invoice from Metabasis.

6.5                               Late Payments.  In the event that any payment due under this Agreement is not made when due, the payment shall accrue interest from the date due at the rate of [***]; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate.  The [***] of [***] shall [***] any [***] as a [***] of the [***].

7.                                      CONFIDENTIALITY AND PUBLICATION

7.1                               Confidential Information.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and for five years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Information furnished to it by the other party pursuant to this Agreement or pursuant to the Confidentiality Agreement or owned by such other party as provided herein (collectively, “Confidential Information”).  For clarification, Metabasis Technology is Confidential Information of Metabasis, and Roche Technology is Confidential Information of Roche, and Joint Technology shall be deemed Confidential Information of both parties.  Notwithstanding the foregoing, Section 3.5 Information and any data and information related to Licensed Product that is generated after the Term of the Research Program shall be Confidential Information of Roche.  Each party may use such Confidential Information only as permitted by this Agreement.  Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information.  Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

7.2                               Exceptions.  Confidential Information shall not include any information which the receiving party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party or its Affiliates at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving party or its Affiliates by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently discovered or developed by the receiving party or its Affiliates without the use of Confidential Information belonging to the disclosing party; or (e) is the subject of a written permission to disclose provided by the disclosing party.

7.3                               Authorized Disclosure.  Each party may disclose Confidential Information belonging to the other party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

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(a)                                  filing or prosecuting Patents as permitted by this Agreement with the written permission of such other party;

(b)                                  regulatory filings for Products such party has a license or right to develop hereunder;

(c)                                  prosecuting or defending litigation as permitted by this Agreement;

(d)                                  complying with applicable court orders or governmental regulations;

(e)                                  disclosure to Affiliates, licensees, sublicensees, employees, consultants or agents of the receiving party who have a need to know such information in order for the receiving party to exercise its rights or fulfill its obligations under this Agreement, provided, in each case, that any such Affiliate, licensee, sublicensee, employee, consultant or agent agrees to be bound by terms of confidentiality and non-use comparable in scope to those set forth in this Article 7; and

(f)                                    [***] to [***] and [***] on a [***] with [***] or [***] by [***] and/or in [***], in [***], to the [***] for such [***] to [***] with respect to [***]; provided, however, in each case, that: (i) [***] to [***] or [***]; and (ii) [***] of [***], or of [***], to [***] or [***] that is a [***] (or is [***] by a [***]) will [***].

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 7.3(b) through (d), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts.  In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.  The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.

7.4                               Publication.  The parties acknowledge their mutual interest in publishing the results of the parties’ efforts hereunder in order to obtain recognition within the scientific and investment communities and expect that data generated in the course of the Research Program may be published jointly. The parties further agree that clinical trial results regarding Products may be presented at appropriate scientific conferences in a timely fashion, consistent with Roche’s standard practices.  Each party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information and, in particular, it is the intent of the parties to maintain the confidentiality of Confidential Information included in any patent application until such time as such patent application has been published.  Accordingly:

(a)                                  each party shall have the right to review and comment on any material proposed for disclosure or publication by the other party, such as by oral presentation,

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manuscript or abstract, which includes Confidential Information of the other party (excluding Confidential Information of both parties) and/or any results of the Research Program; and

(b)                                  Roche shall have the right to review and comment on any material proposed for disclosure or publication by Metabasis, such as by oral presentation, manuscript or abstract, which includes any Confidential Information of both parties, Joint Technology and/or data directed to any Roche Nucleoside, Collaboration Compound or Product.

Before any such material is submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least [***] prior to submitting the material to a publisher or initiating any other disclosure.  Such other party shall review any such material and give its comments to the party proposing publication within [***] after the delivery of such material to such other party.  With respect to oral presentation materials and abstracts, such other party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the party proposing publication with appropriate comments, if any, but in no event later than [***] from the date of delivery to the non-publishing party.  The publishing party: (a) shall comply with the other party’s request to delete references to the other party’s Confidential Information in any such material; (b) where Metabasis is the publishing party and the proposed publication contains Confidential Information of both parties, Joint Technology and/or data directed to any Roche Nucleoside, Collaboration Compound or Product, Metabasis shall delete any such Confidential Information of both parties, Joint Technology and/or data directed to any Roche Nucleoside Collaboration Compound, or Product at Roche’s request; and (c) agrees to delay any submission for publication or other public disclosure for the purpose of preparing and filing appropriate patent applications.  Notwithstanding the above, but subject to Sections 7.3(d) and 7.3(e), any data and information related to Toxicology Studies conducted during the Research Program shall not be disclosed by Metabasis without the prior written consent of Roche.  Subject to Section 7.5, any data and information related to Licensed Product that is generated after the Term of the Research Program shall be solely owned by Roche and shall not be disclosed by Metabasis without the prior written consent of Roche.

7.5                               Publicity.  It is understood that each party may desire or be required to issue press releases relating to this Agreement or activities hereunder.  Without limiting the generality of the foregoing, but subject to the other provisions of this Section 7.5, [***] or [***] for which a [***] or [***], Metabasis shall have the right to:

(a)                                  issue a press release announcing such achievement, if and only if such press release or publication has been approved by Roche in writing, which approval shall not be unreasonably withheld or delayed; and

(b)                                  [***] or [***] (i.e., [***] and [***] of the [***] and [***]) of any [***] of a [***], [***] has [***] or [***] or [***] or [***] by [***], which [***] shall [***].  For [***], if [***] or [***] under this [***] from [***] at an [***] at which [***] to [***] or to [***] in a [***], then [***] of [***] or [***] have [***] or [***], and [***].

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Metabasis shall provide a copy thereof to Roche at least [***] before the proposed date of issuance for Roche’s review, comment and approval.  During such review period, the parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any such press release.  If Roche proposes to issue a press release relating to this Agreement or activities hereunder, Roche shall deliver a copy of such press release to Metabasis on or before the time such press release is issued.  Notwithstanding the foregoing, a party may issue such press releases and make such disclosures as it determines, based on advice of counsel, are reasonably necessary to comply with applicable laws or regulations, including without limitation the rules or regulations of the United States Securities and Exchange Commission or a similar regulatory agency in a country other than the United States or of any stock exchange on which such party’s securities are traded; provided, however, that the party seeking to make the disclosure in order to comply with applicable laws or regulations shall endeavor to provide a copy of the proposed disclosure to the other party at least [***] prior to [***], or if [***] is [***] the [***], then with [***] as [***].  In addition, following the initial press release announcing this Agreement, each party, [***] (as [***] by [***]), shall [***], without the [***], the [***], the [***] of the [***] and [***] of [***] which have already [***] in [***].

8.                                      REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY

8.1                               Mutual Representations and Warranties.  Each party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; (c) this Agreement is legally binding upon it, enforceable in accordance with its terms; and (d) neither this Agreement nor such party’s performance of its obligations hereunder conflicts with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violates any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

8.2                               Metabasis Representations and Warranties.  Metabasis represents and warrants to Roche that: (a) Metabasis Controls the Metabasis Technology; and (b) as of the Effective Date, Metabasis has not received any written communication challenging the validity or enforceability of any Metabasis Product Patent.  In addition, Metabasis represents and warrants to Roche that, as of the Effective Date, there are no pending legal actions of which Metabasis has received written notice with respect to the Metabasis Technology, and Metabasis has not received written notice of any pending or threatened claims or litigation seeking to invalidate any Metabasis Patents or claiming that the practice of the Metabasis Technology infringes the intellectual property rights of any Third Party.

8.3                               Roche Representations and Warranties.  Roche represents and warrants to Metabasis that: (a) Roche Controls the Roche Nucleosides; and (b) [***], to the [***] of [***] at [***], [***] listed on [***] to the [***] and [***] only the [***] of [***] of, or [***] of [***], a [***] itself (i.e., [***]), [***] any [***] the [***] of [***].  [***] and [***] to [***] that, as of

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the [***], there [***] of which [***] with [***] to the [***], and [***] of any [***] or [***] or [***] to [***] or [***] the [***] the [***] of any [***].

8.4                               Disclaimer.  Except as expressly set forth herein, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.  Without limiting the generality of the foregoing, each party expressly does not warrant (a) the success of any study or test commenced under the Research Program or (b) the safety or usefulness for any purpose of the technology it provides hereunder.

8.5                               Limitation of Liability.  EXCEPT FOR PAYMENTS UNDER ARTICLE 5 OR LIABILITY FOR BREACH OF ARTICLE 7, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 8.5 shall not be construed to limit either party’s indemnification obligations under Article 11.

9.                                      INTELLECTUAL PROPERTY

9.1                               Ownership.  Inventorship of Inventions shall be determined in accordance with the rules of inventorship under United States patent laws.  Except as expressly set forth below, a party shall own all Inventions invented solely by one or more employees or contractors of such party, and the parties shall jointly own all Joint Inventions.  Notwithstanding the foregoing:

(a)                                  All right, title, and interest in and to Roche Technology shall, as between the parties, be solely owned by Roche.  Metabasis hereby assigns to Roche all right, title and interest it may have in any Roche Nucleoside Improvements (including, without limitation, Patents claiming such Roche Nucleoside Improvements).

(b)                                  All right, title, and interest in and to Metabasis Technology shall, as between the parties, be solely owned by Metabasis.  Roche hereby assigns to Metabasis all right, title and interest it may have in any Prodrug Improvements (including, without limitation, Patents claiming such Prodrug Improvements).

Each party shall promptly disclose to the other inventions within the Joint Technology made in connection with this Agreement.  In addition, Roche shall promptly disclose all Prodrug Improvements to Metabasis, and Metabasis shall promptly disclose all Roche Nucleoside Improvements.  Each party shall promptly execute all papers and instruments, and/or require its employees or contractors to execute such papers and instruments, as applicable, so as to

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effectuate the ownership of technology set forth in this Section 9.1 and to enable the other party to apply for and to prosecute Patents as contemplated by Section 9.2.

(c)                                  Limitations.  Subject to the terms of this Agreement, including, without limitation, the license grants set forth in Section 4.2 and the agreements set forth in Section 4.6 and subject to the provisions of Section 12.2 regarding assignment, [***] shall [***] to [***], and [***], [***] or [***] to its [***] or [***], its [***] without the [***], and [***] to, the [***].

9.2                               Patent Prosecution.

(a)                                  Roche Patents.  Roche shall have the sole right to control the preparation, filing, prosecution and maintenance of Roche Patents using patent counsel of Roche’s choice.  Roche shall promptly notify Metabasis in writing of the filing of any Roche Patent.  [***], with [***] to the [***] on [***], the [***] and [***] in [***] (which [***], include the [***] by [***] to the [***]) that [***] with [***], and [***] and [***], [***], [***] of, those [***] that are [***] other than [***].

(b)                                  Metabasis Patents.

(i)                                    Metabasis shall have the sole right to control the preparation, filing, prosecution and maintenance of Metabasis Platform Patents using patent counsel of Metabasis’ choice.  Metabasis shall have the first right to control the preparation, filing, prosecution and maintenance of Metabasis Product Patents using patent counsel of Metabasis’ choice.  Metabasis shall promptly notify Roche in writing of the filing of any Metabasis Product Patent.

(ii)                                Metabasis shall give timely notice to Roche of any decision not to file applications for, or to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Metabasis Product Patent on a country-by-country and patent-by-patent basis and, in such case, shall permit Roche, at its sole discretion and expense, to file or to continue prosecution or maintenance of such Metabasis Product Patent, in which event Metabasis shall in a timely manner execute such documents and perform such acts at its expense as may be reasonably necessary to enable Roche to take such actions.  [***], any [***] by [***] (including the [***]) with respect to [***], to the [***] that it [***] or [***] be [***] any [***] of a [***] that has [***] or [***] or that has [***] by [***], shall [***] (such [***] to be [***] and [***] to be [***] with [***] to [***]), [***].

(c)                                  Joint Patents.

(i)                                    Roche shall have the first right, but not the obligation, to prepare, file, prosecute and maintain: (A) Joint Product Patents, using outside counsel and/or Roche’s in-house counsel, at Roche’s election; and (B) other Joint Patents, [***] to [***] or, upon [***], [***]; provided, however, that [***] to [***] of [***] with [***] to [***] (other than [***]), then [***] of [***] with [***] to [***].  Roche shall consult with Metabasis in good faith as to the preparation, filing, prosecution and maintenance of each Joint Patent reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office, and shall furnish to Metabasis copies of all relevant documents reasonably in advance of such consultation.

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The parties shall mutually agree which jurisdictions to make Joint Patent filings in, and how to proceed in response to any request for, or filing or declaration of, any interference, opposition or reexamination relating to any Joint Patent, provided that if the parties disagree as to whether to do any of the foregoing, then the party wishing to do so may do so at its own expense.

(ii)                                Roche shall give timely notice to Metabasis of any decision not to file applications for, or to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Joint Patents on a country-by-country and patent-by-patent basis and, in such case, shall permit Metabasis, at its sole discretion and expense, to file or to continue prosecution or maintenance of such Joint Patents, in which event Roche shall in a timely manner execute such documents and perform such acts at its expense as may be reasonably necessary to enable Metabasis to take such actions.  [***] the [***], any [***] by [***] ([***]) with [***], to the [***] or [***] any [***] of a [***] that has [***] or [***] or that [***] by [***], shall [***] (such [***] and [***] in [***] with all [***]), [***].

(iii)                            Neither party shall file any Joint Patent that claims Roche Know-How or Metabasis Know-How, except upon the other party’s prior written consent.

(d)                                  Patent Fees.

(i)                                    All costs associated with filing, prosecuting, issuing and maintaining Joint Patents, including interference, opposition, reexamination and reissue actions, shall be borne by Roche.

(ii)                                All costs associated with filing, prosecuting, issuing and maintaining Metabasis Platform Patents, including interference, opposition, reexamination and reissue actions, shall be borne by Metabasis; and all costs associated with filing, prosecuting, issuing and maintaining Metabasis Product Patents, including interference, opposition, reexamination and reissue actions, shall be borne by the party that is responsible for such activities with respect to the applicable Metabasis Product Patents under Section 9.2(b).

9.3                               Enforcement and Defense.

(a)                                  Response to Alleged Infringement, Misappropriation or Misuse.  If either party learns of any infringement of Roche Patents, Metabasis Patents or Joint Patents, or any misappropriation or misuse of Roche Know-How, Metabasis Know-How or Joint Inventions, such party shall promptly notify the other party of such infringement, misappropriation or misuse.

(i)                                    Roche shall have the sole right to initiate and prosecute any legal action to enforce Roche Technology at its own expense and in the name of Roche, to control the defense of any declaratory judgment action relating to Roche Technology, and to retain any recovery obtained by it as a result of any such legal action or settlement thereof.

(ii)                                Metabasis shall have the sole right to initiate and prosecute any legal action to enforce Metabasis Platform Patents and Metabasis Know-How at its own expense and in

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the name of Metabasis, to control the defense of any declaratory judgment action relating to Metabasis Platform Patents and Metabasis Know-How, and to retain any recovery obtained by it as a result of any such legal action or settlement thereof.  Roche shall have the first right to initiate and prosecute any legal action to enforce Metabasis Product Patents and to control the defense of any declaratory judgment action relating to Metabasis Product Patents.  Any recovery obtained by Roche in connection with or as a result of any such action relating to the Metabasis Product Patents, whether by settlement or otherwise, [***] to [***] and [***] in connection with [***] and [***] and [***] in connection with [***].  The [***] of any [***] by [***] shall [***] for purposes of [***] (including, [***], the [***]).  If, within 90 days following a request by Metabasis to Roche to initiate and prosecute such legal action with respect to, or to control the defense of any declaratory judgment action relating to, any Metabasis Product Patent, Roche fails to take such action, or if Roche informs Metabasis that it elects not to take such action with respect to any Metabasis Product Patent, Metabasis (or its designee) thereafter shall have the right either to initiate and prosecute such action or to control the defense of such declaratory judgment with respect to such Metabasis Product Patent in the name of Metabasis and, if necessary, Roche, at Metabasis’ expense.  [***] by [***] in connection with [***] of [***] to the [***], whether by [***], shall [***].  Neither party shall settle any action regarding Metabasis Product Patents without the prior written consent of the other party (which shall not be unreasonably withheld).

(iii)                            With respect to Joint Patents that are not Joint Product Patents, the parties shall mutually agree on a case-by-case basis whether to initiate and prosecute any legal action to enforce any such Joint Patent or to defend any declaratory judgment action relating to any such Joint Patent, and, if the parties agree to initiate and prosecute, or to defend (as applicable), any such action, which party will be responsible for initiating and prosecuting, or defending (as applicable), such action.  Any recovery obtained by either party in connection with or as a result of any action with respect to any such Joint Patent, whether by settlement or otherwise, [***] to [***] and [***] of the [***] in connection with [***] and then to [***] and [***] in connection with [***].  The [***] by [***] that [***] shall [***] by [***].  Roche shall have the first right to initiate and prosecute any legal action to enforce Joint Product Patents or to control the defense of any declaratory judgment action relating to Joint Product Patents.  [***] by [***] in connection with [***] with respect to [***], whether [***] or [***], shall [***] and [***] in connection with [***] and [***] and [***] in connection with [***].  The [***] of any [***] by [***] after [***] shall [***] for [***] (including, [***], the [***].  If, within 90 days following a request by Metabasis to Roche to initiate and prosecute, or to defend (as applicable), such legal action with respect to any Joint Product Patent, Roche fails to take such action, or if Roche informs Metabasis that it elects not to take such action with respect to any Joint Product Patent, Metabasis (or its designee) thereafter shall have the right to initiate and prosecute, or to control the defense of (as applicable), such action with respect to such Joint Product Patent in the name of Metabasis and, if necessary, Roche, at Metabasis’ expense.  [***] by [***] in connection with or [***] of [***] to [***], [***] or [***], [***] to [***].  Neither party shall settle any action regarding Joint Technology without the prior written consent of the other party (which shall not be unreasonably withheld).

(b)                                  Notice of Certification.  Each party shall inform the other party of any certification regarding any Metabasis Patents, Roche Patents or Joint Patents it has received

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pursuant to either 21 U.S.C. §§ 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, or Canada’s Patented Medicines (Notice of Compliance) Regulations Article 5, or any similar provisions in a country other than the United States and Canada, and shall provide the other party with a copy of such certification within [***] of receipt by such party.  Metabasis’ and Roche’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Section 9.3(a).

9.4                               Patent Term Restoration.  The parties shall cooperate in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country where applicable to Joint Patents.  If elections with respect to obtaining such patent term restoration for a Joint Patent are to be made, Metabasis shall have the right to make the election to seek patent term restoration or supplemental protection and Roche shall abide by such election.  For the purposes of clarity, the decision of whether to seek patent term restoration or supplemental protection for any Metabasis Patent shall be made solely by Metabasis at Metabasis’ sole discretion, and the decision of whether to seek patent term restoration or supplemental protection for any Roche Patent shall be made solely by Roche at Roche’s sole discretion.

9.5                               Infringement of Third Party Rights.  Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party.  Roche shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Roche’s activities at its own expense and by counsel of its own choice, and Metabasis shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Metabasis shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Metabasis’ activities at its own expense and by counsel of its own choice, and Roche shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Neither party shall have the right [***] under [***] in a [***] the [***] of the [***] the [***] of such [***] ([***] be [***]).

10.                               TERM; TERMINATION

10.1                        Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and continue until the expiration of the last Royalty Term for any Product with respect to which Roche has a license under this Agreement, unless earlier terminated pursuant to Section 10.2 or 10.3; provided, however, that [***] upon which [***] to [***] by the [***] of the [***] or [***] pursuant to [***], or if [***] upon any [***] by [***] or [***] of the [***], then this Agreement shall expire at such time.  Upon expiration (but not early termination) of the Royalty Term, on a Product-by-Product and country-by-country basis, the licenses granted by Metabasis to Roche under Section 4.2(a) with respect to such Product and country shall remain in effect on a perpetual, non-exclusive, sublicensable and fully paid basis; provided, however, that if Roche does not make any payment owed pursuant to Section 5 with respect to such Product and country within the relevant timeframe for such payment, then such license shall lapse until such payment is made.

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10.2                        Termination for Cause.

(a)                                  Material Breach.  Each party shall have the right to terminate the Research Program and/or this Agreement upon 60 days’ prior written notice to the other upon the occurrence of any of the following:

(i)                                    Upon or after the bankruptcy, insolvency, dissolution, or winding up of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation); or

(ii)                                Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within the 60-day period following written notice of material breach by the non-breaching party.

(b)                                  Patent Challenge.

(i)                                    Metabasis shall have the right to terminate this Agreement effective [***] after Metabasis provides written notice to Roche if Roche or any of its Affiliates or sublicensees directly, or indirectly through any Third Party, commences any opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any Metabasis Patent that has issued or been published or that has been disclosed by Metabasis to Roche (a “Patent Challenge”); provided, however, that if such Patent Challenge is terminated during such [***] period, then Metabasis shall not have the right to terminate this Agreement.  For the avoidance of doubt, any action commenced by the U.S. Patent and Trademark Office or any foreign patent office on its own initiative and without any attempt by a party to cause such action to be commenced shall not be considered a Patent Challenge for purposes of this Section 10.2(b).

(ii)                                Roche shall have the right to terminate this Agreement effective [***] after Roche provides written notice to Metabasis if Metabasis or any of its Affiliates or sublicensees directly, or indirectly through any Third Party, commences any Patent Challenge with respect to, any Roche Patent that has issued or been published or that has been disclosed by Roche to Metabasis; provided however, that if such Patent Challenge is terminated during such [***] period, then Roche shall not have the right to terminate this Agreement.

(c)                                  Failure to Initiate Toxicology Studies.  Metabasis shall have the right to terminate this Agreement effective upon written notice to Roche if Roche timely notifies Metabasis in writing pursuant to Section 4.1 of at least one Collaboration Compound upon which Roche or any of its Affiliates or sublicensees intends to initiate [***], but Roche (or its Affiliate, as applicable) does not initiate [***] of [***] after [***] of the [***].

10.3                        Termination by Roche.

(a)                                  Roche shall have the right to terminate this Agreement in its entirety for any reason or for no reason at any time after the expiration of the Research Term upon 60 days’ prior written notice to Metabasis.

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(b)                                 Roche shall have the right to terminate the licenses granted to it under Section 4.2(a)(ii), on a Major Market-by-Major Market basis (or in the case of markets other than the Major Markets, on a country-by-country basis), Product-by-Product or patent-by-patent basis, for any reason or for no reason at any time after the expiration of the Research Term upon 60 days’ prior written notice to Metabasis.  In the event of any such termination, this Agreement, except for the terminated license, shall remain in full force and effect in accordance with its terms.

10.4                        Effect of Termination or Expiration; Surviving Obligations.

(a)                                 Upon termination of this Agreement by Roche pursuant to Section 10.2(a) or Section 10.2(b)(ii):

(i)                                    the license granted under Section 4.2(b), if then in effect, shall automatically terminate and revert to Roche;

(ii)                                the license granted under Section 4.2(a)(i), if then in effect, shall automatically terminate and revert to Metabasis; and

(iii)                            any license granted by Metabasis to Roche under Section 4.2(a)(ii) shall remain in effect in accordance with its terms, subject to compliance by Roche with all applicable provisions of this Agreement (including, without limitation, the payment obligations set forth in Articles 5 and 6).

(b)                                 Upon termination of this Agreement by Roche pursuant to Section 10.3(a) or by Metabasis pursuant to Section 10.2(c):

(i)                                    all licenses granted under Sections 4.2, if then in effect, shall automatically terminate and revert to the granting party;

(ii)                                effective upon such termination, Roche shall, and it hereby does, grant to Metabasis a non-exclusive, worldwide, royalty-bearing (as set forth below) license, with the right to sublicense through multiple tiers of sublicense except as expressly set forth below, [***].  [***] shall [***] a [***] of [***] of [***] (as defined herein but applied to [***], [***]) of [***] and [***] by [***], its [***] and permitted [***] in accordance with [***], [***] and [***], as applied to [***], [***].  Notwithstanding the [***], if (A)  a [***] or [***] has achieved [***] prior to such [***] and (B) such [***] or [***] is [***] or [***] in a [***] or requires any other [***] from [***], then the [***] set forth in this clause (ii) [***] be [***] or [***] (including pursuant to [***]) without [***], which [***] may [***] for any reason.  [***] acknowledges that the foregoing [***], if [***], will not [***] any [***] or [***] under any other [***], including any [***] or [***] under any [***] of [***] of, or any [***] of [***] or [***], a [***] itself (i.e., without [***]).  Metabasis further acknowledges that the foregoing license, if granted, will not include any right or license with respect to any [***] that [***] a [***] at the time of such termination;

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(iii)                            Roche shall promptly, to the extent permitted by applicable laws, (A) transfer to Metabasis all non-clinical and clinical data with respect to Licensed Compound(s) and Products; (B) transfer and assign to Metabasis all IND filings and Regulatory Approvals with respect to Licensed Compound(s) and Products, together with copies of all related regulatory correspondence; and (C) at Metabasis’ request, sell and transfer to Metabasis Roche’s existing inventory of Licensed Compound(s) and Products and a transfer price equal to Roche’s cost; in each case, to the extent the foregoing are within Roche’s Control as of the date of such termination.  Metabasis may use such transferred and/or assigned data and documents solely for the purpose of developing and commercializing Licensed Compounds and Products in the Field; and

(iv)                               [***], and [***], [***], from and [***] and [***], [***], [***] or [***] ([***] or [***]), [***] or [***] or [***].

(c)                                  Upon termination of this Agreement by Metabasis pursuant to Section 10.2(a) or Section 10.2(b)(i):

(i)                                    all licenses granted under Sections 4.2, if then in effect, shall automatically terminate and revert to the granting party;

(ii)                                effective upon such termination, Roche shall, and it hereby does, grant to Metabasis an exclu effective upon such termination, Roche shall, and it hereby does, grant to Metabasis an exclusive (even as to Roche), worldwide, royalty-bearing (as set forth below)  license, with the right to sublicense through multiple tiers of sublicense except as expressly set forth below, under [***] and [***] interest in [***], solely to [***], [***], [***], [***], [***], [***], have [***] and [***] and [***] in [***].  [***] shall [***] a [***] of [***] of [***] (as defined herein but applied to [***], [***]) of [***] and [***] by [***], its [***] and permitted [***] in accordance with [***], as [***] to [***], [***].  Notwithstanding the [***], if (A) a [***] or [***] has [***] prior to such [***] and (B) such [***] or [***] is [***] or [***] in a [***] or requires any other [***] from [***], then the [***] set forth in this clause (ii) shall [***] or [***] (including pursuant to [***]) without [***] prior [***], which [***] may [***] for any [***].  Metabasis acknowledges that the foregoing license, if granted, will not include any right or license with respect to any Collaboration Compound that was not a Licensed Compound at the time of such termination;

(iii)                            Roche shall promptly, to the extent permitted by applicable laws, (A) transfer to Metabasis all non-clinical and clinical data with respect to Licensed Compound(s) and Products; (B) transfer and assign to Metabasis all IND filings and Regulatory Approvals with respect to Licensed Compound(s) and Products, together with copies of all related regulatory correspondence; and (C) at Metabasis’ request, sell and transfer to Metabasis Roche’s existing inventory of Licensed Compound(s) and Products and a transfer price equal to Roche’s cost; in each case, to the extent the foregoing are within Roche’s Control as of the date of such termination.  Metabasis may use such transferred and/or assigned data and documents solely for the purpose of developing and commercializing Licensed Compounds and Products in the Field; and

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(iv)                   [***] by [***] with [***], [***], and it [***], [***], [***], [***], [***] ([***] or [***]), [***] or [***] any [***] that [***] at [***] of [***], [***] as [***]: (A) [***] of the [***], the [***] or the [***]; and (B) [***] of the [***].

(d)                                  In the event of any expiration or termination of this Agreement:

(i)                        all Joint Technology shall continue to be owned jointly by the parties in equal, undivided shares, and, except as expressly set forth in Sections 10.4(c)(ii) (including, without limitation, any surviving provision listed herein), each party shall be free to practice and grant licenses under its interest in Joint Technology without the other party’s consent and without accounting to the other party; and

(ii)                    [***], and it [***], [***], [***] or [***], [***] to [***] of [***] or any [***] ([***] of [***] and [***]) to [***] or [***], or [***] to [***] or [***] ([***] or [***] or [***]), any [***] and is [***] a [***] ([***], [***] or [***]) in the [***].

(e)                                  Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.  Except as set forth below or elsewhere in this Agreement, the obligations and rights of the parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement:

Section 3.8 – Materials Transfer (last sentence only)

Section 6.4 – Audits

Section 6.5 – Late Payments

Section 7.1 – Confidential Information

Section 7.2 – Exceptions

Section 7.3 – Authorized Disclosure

Section 7.4 – Publications

Section 8.4 – Disclaimer

Section 8.5 – Limitation of Liability

Section 9.1 – Ownership of Inventions

Section 9.2 – Patent Prosecution and Maintenance (so long as Roche retains a license from Metabasis under Section 10.4)

Section 9.3 – Cooperation of the Parties (so long as Roche retains a license from Metabasis under Section 10.4)

Section 9.4 – Infringement by Third Parties (so long as Roche retains a license from Metabasis under Section 10.4)

Section 9.5 – Infringement of Third Party Rights (so long as Roche retains a license from Metabasis under Section 10.4)

Section 10.1 – Term (so long as Roche retains a license from Metabasis under Section 10.4)

Section 10.2 – Termination for Cause (so long as Roche retains a license from Metabasis under Section 10.4)

Section 10.1 – Termination by Roche (so long as Roche retains a license from Metabasis under Section 10.4)

Section 10.4 – Effect of Termination; Surviving Obligations

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Section 10.5 – Exercise of Right to Terminate

Section 10.6 – Damages; Relief

Section 10.7 – Rights in Bankruptcy (so long as Roche retains a license from Metabasis under Section 10.4)

Article 11 – Indemnification

Article 12 – Miscellaneous

(f)                                    Within 90 days following the expiration or termination of this Agreement, except to the extent and for so long as a party retains license rights under Section 10.4(a),  10.4(b) or 10.4(c), each party shall deliver to the other party or destroy (and certify in writing the destruction of) any and all Confidential Information of the other party in its possession.

10.5                        Exercise of Right to Terminate.  The exercise by either party of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect thereto.

10.6                        Damages; Relief.  Subject to Section 10.5 above, termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

10.7                        Rights in Bankruptcy.  The Parties agree that in the event a party becomes a debtor under Title 11 of the U.S. Code (“Title 11”), this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to rights to “intellectual property” as defined therein.  Each party as a licensee hereunder shall have the rights and elections as specified in Title 11.  Any agreements supplemental hereto shall be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of Title 11.

11.                               INDEMNIFICATION

11.1                        Indemnification by Roche.  Roche hereby agrees to save, defend and hold Metabasis and its Affiliates and their respective directors, officers, employees and agents (each, a “Metabasis Indemnitee”) harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Metabasis Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any person or entity other than a party or its Affiliates to the extent such Losses arise directly or indirectly out of: (i) the practice by Roche or its Affiliate or sublicensee of any license granted to it hereunder, (ii) the manufacture, use, handling, storage, sale or other disposition of any Licensed Compound or Product by Roche or its Affiliate or sublicensee, or (iii) the breach by Roche of any warranty, representation, covenant or agreement made by Roche in this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Metabasis Indemnitee or the breach by Metabasis of any warranty, representation, covenant or agreement made by Metabasis in this Agreement.

11.2                        Indemnification by Metabasis.  Metabasis hereby agrees to save, defend and hold Roche and its Affiliates and their respective directors, officers, employees and agents (each, an “Roche Indemnitee”) harmless from and against any and all Losses to which any Roche

Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any person or entity other than a party or its Affiliates to the extent such Losses arise directly or indirectly out of: (i) the practice by Metabasis, its Affiliates or sublicensees (excluding Roche and its Affiliates and sublicensees) of any license granted to it hereunder, (ii) the manufacture, use, handling, storage, sale or other disposition of any product by Metabasis, its Affiliates or sublicensees (excluding Roche and its Affiliates and sublicensees) pursuant to rights granted by Roche to Metabasis under this Agreement, or (iii) the breach by Metabasis of any warranty, representation, covenant or agreement made by Metabasis in this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Roche Indemnitee or the breach by Roche of any warranty, representation, covenant or agreement made by Roche in this Agreement.

11.3                        Control of Defense.  Any entity entitled to indemnification under this Article 11 shall give notice to the indemnifying party of any Losses that may be subject to indemnification, promptly after learning of such Losses, and the indemnifying party shall assume the defense of such Losses with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Losses made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Losses.  The indemnified party shall provide the indemnifying party with all information in its possession and all assistance reasonably necessary to enable the indemnifying party to carry on the defense of any such Losses.  Without the prior written consent of the other party, neither the indemnified party nor the indemnifying party shall agree to any settlement that does not include a complete release of such other party from all liability with respect thereto or that imposes any liability, obligation or restriction on such other party.

11.4                        Insurance.  Each party, at its own expense, shall maintain product liability insurance (or self-insure) in an amount consistent with industry standards during the Term.

12.                               MISCELLANEOUS

12.1                        Force Majeure.  Neither party shall be held liable to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement (other than failure to make payment when due) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including, but not limited to, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other party.  The affected party shall notify the other party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.  Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur.

12.2                        Assignment.  Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party

12.3                        without the prior written consent of the other party (which consent shall not be unreasonably withheld).  Notwithstanding the foregoing, either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent:

(a)                                  [***] with the [***] or [***] or [***] of the [***] of [***] to [***] to a [***], whether [***], [***], [***] or [***]; provided, however, [***] of any [***] (whether [***] is [***] or [***] by the [***] by [***] (e.g., [***] of a [***])), [***] of the [***] to [***] ([***] of the [***] to this [***]) [***] in the [***]; and provided, further, [***] of [***] to [***] that [***] the [***] and [***] is the [***], [***]: (i) [***] ([***]) hereof, [***] by [***] the [***] of such [***]; (ii) [***] to [***] of this [***] ([***], [***], [***]), which [***] by [***] to [***] the [***] of [***] ([***]); and (iii) to [***], [***], [***] and [***], in which [***] and [***] as are [***] to [***]; or

(b)                                  to an Affiliate, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate.

The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.  Any assignment not in accordance with this Agreement shall be void.

12.4                        Severability  If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the parties.  The parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

12.5                        Notices.  All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Metabasis, to:	Metabasis Therapeutics, Inc.
11119 North Torrey Pines Road
La Jolla, CA 92037
Attention: Chief Executive Officer
Facsimile No.: (858) 587-2770

with a copy to:	Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Kay Chandler
Facsimile No.: (858) 550-6420

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if to Roche, to:	Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110
Attention: Corporate Secretary
Facsimile No.: +1 (973) 235-3500

with copies to:	F.Hoffmann-La Roche Ltd
Grenzacherstrasse 124
CH-4070
Basel, Switzerland
Attention: Corporate Law
Facsimile No.: +41 61 688 13 96

and to:	Roche Palo Alto LLC
3431 Hillview Avenue
Palo Alto, CA 94304
USA Attention: General Counsel
Facsimile: 650-852-1338

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day; (b) on the business day after dispatch if sent by nationally-recognized overnight courier; and/or (c) on the fifth business day following the date of mailing if sent by mail.

12.6                        Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and the patent laws of the United States without reference to any rules of conflict of laws.  The United Nations Convention on the Sale of Goods shall not apply.

12.7                        Dispute Resolution.

(a)                                  The parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof.  If the parties cannot resolve the dispute, controversy or claim (other than any such matter to be resolved by the JRC, which shall not be subject to this Section 12.6 but shall be resolved solely pursuant to the procedures set forth in Section 2.4) within [***] of a written request by either party to the other party, the parties agree to hold a meeting, attended by the Chief Executive Officer of Metabasis and the [***], as appropriate in light of the subject matter of the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies.  If, within [***] after such written request, the parties have not succeeded in negotiating a resolution of the dispute, and a party wishes to pursue the matter, each such dispute, controversy or claim that is not an “Excluded Claim” shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”) as then in effect,

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and judgment on the arbitration award may be entered in any court having jurisdiction thereof.  The decision rendered in any such arbitration will be final and not appealable.  If either party intends to commence binding arbitration of such dispute, controversy or claim, such party will provide written notice to the other party informing the other party of such intention and the issues to be resolved.  Within 30 days after the receipt of such notice, the other party may by written notice to the party initiating binding arbitration, add additional issues to be resolved.

(b)                                  The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business, none of whom shall be a current or former employee or director, or a then-current stockholder, of either party, their respective Affiliates or any Roche sublicensee.  Within [***] after receipt of the original notice of binding arbitration (the “Notice Date”), each party shall select one person to act as arbitrator and the two party-selected arbitrators shall select a third arbitrator within [***] of their appointment.  If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA.  The place of arbitration shall be [***] and all proceedings and communications shall be in English.

(c)                                  [***] the [***] of the [***], [***], will be [***] in [***].  The [***] such [***] for an [***] of any [***] in the [***], [***].  [***] after selection of the third arbitrator, the parties and their representatives shall hold a preliminary meeting with the arbitrators, to mutually agree upon and thereafter follow procedures seeking to assure that the arbitration will be concluded within six (6) months from such meeting.  Failing any such mutual agreement, the arbitrators will design and the parties shall follow procedures to such effect.

(d)                                  The arbitrators will, in rendering their decision, apply the substantive law of the State of Delaware, without giving effect to its principles of conflicts of law, and without giving effect to any rules or laws relating to arbitration.

(e)                                  Either party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that party pending the arbitration award.  [***] shall [***] to [***] or [***], [***] as may be [***].  Each party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ and any administrative fees of arbitration.

(f)                                    Except to the extent necessary to confirm or enforce an award or as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both parties.  In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations.

(g)                                 As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (i) [***], [***] of a [***] or [***]; or (ii) [***], [***] or [***] or [***], [***] or [***].

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12.8                        Entire Agreement; Amendments.  This Agreement, together with the exhibit hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof, except that the letter agreement between the parties dated concurrently herewith (including the Research Plan and the Schedules attached thereto) shall continue in full force and effect during the Term.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both parties hereto.

12.9                        Headings.  The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

12.10                 Independent Contractors.  It is expressly agreed that Metabasis and Roche shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency.  Neither Metabasis nor Roche shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party.

12.11                 Waiver.  The waiver by either party hereto of any right hereunder, or the failure of the other party to perform, or a breach by the other party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other party whether of a similar nature or otherwise.

12.12                 Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

12.13                 Waiver of Rule of Construction.  Each party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

12.14                 Interpretation.  All references in this Agreement to an Article, Section or Exhibit shall refer to an Article, Section or Exhibit in or to this Agreement, unless otherwise stated.  Any reference to any federal, national, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” and similar words means including without limitation.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.  All references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters, or calendar years, unless stated otherwise.  References to the singular include the plural.

12.15                 No Third Party Beneficiaries.  This Agreement is neither expressly or impliedly made for the benefit of any party other than Metabasis and Roche, except for the persons expressly entitled to indemnification as provided in Article 11.

12.16                 English Language.  This Agreement is in the English language, and the English language shall control their interpretation.  In addition, all notices required or permitted to be given under this Agreement, and all written, electronic, oral or other communications between the parties regarding this Agreement, shall be in the English language.

12.17                 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this COLLABORATION AND LICENSE AGREEMENT as of the Effective Date.

HOFFMANN-LA ROCHE INC.		METABASIS THERAPEUTICS, INC.

By:	/S/FREDERICK C. KENTZ, III	By:	/S/ PAUL LAIKIND, PH.D.

Name:	Frederick C. Kentz, III	Name:	Paul Laikind, Ph.D.

Title:	Vice President	Title:	President and CEO

F. HOFFMANN-LA ROCHE LTD

By:	/S/ STEFAN ARNOLD

Name:	Stefan Arnold

Title:	Stv. Direktor

By:	/S/ DAN ZABROWSKI

Name:	Dan Zabrowski

Title:	Global Head of Pharma Partnering

ROCHE PALO ALTO LLC

By:	/S/ KEVIN A. MARKS

Name:	Kevin A. Marks

Title:	Vice President

August 7, 2008

Hoffmann-La Roche Inc.

340 Kingsland Street

Nutley, New Jersey 07110

USA

Attention:  Corporate Secretary

F.Hoffmann-La Roche Ltd

Grenzacherstrasse 124

CH-4070

Basel, Switzerland

Roche Palo Alto LLC

3431 Hillview Avenue

Palo Alto, CA 94304

USA

Re:

Collaboration and License Agreement dated as of August 7, 2008 (the “Agreement”) between Hoffmann-La Roche Inc. and F.Hoffmann-La Roche Ltd (collectively, “Roche”), and Metabasis Therapeutics, Inc. (“Metabasis”)

Ladies and Gentlemen:

This letter agreement (the “Letter Agreement”) will confirm the understanding of Roche and Metabasis regarding certain matters relating to the Agreement and is intended to be legally binding on both parties.  Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings provided in the Agreement.  The parties hereby agree, for purposes of the Agreement, as follows:

1.                                      The Research Plan as of the Effective Date shall be as set forth in Exhibit A to this Letter Agreement (the “Research Plan”).

2.                                      The Metabasis Patents as of the Effective Date are listed in Schedule I to the Research Plan.

3.                                      The Roche Patents as of the Effective Date are listed in Schedule II to the Research Plan.

4.                                      The parties hereby agree that this Letter Agreement, together with the Schedules and Exhibits attached hereto, shall be subject to the terms and conditions of the Agreement.  In the event that any conflict exists between the terms of this Letter Agreement and the terms of the Agreement, the terms of the Agreement shall control.

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5.                                      This Letter Agreement may be executed (including, without limitation, by facsimile signature) in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

If the foregoing is acceptable to you, please sign this Letter Agreement in the space provided below and return it to me.

Sincerely,

METABASIS THERAPEUTICS, INC.

By:	/S/ PAUL LAIKIND, PH.D.
Name:	Paul Laikind, Ph.D.
Title:	President and CEO

Agreed to and accepted as of the Effective Date:

HOFFMANN-LA ROCHE INC.

By:	/S/FREDERICK C. KENTZ, III
Name:	Frederick C. Kentz, III
Title:	Vice President

F. HOFFMANN-LA ROCHE LTD

By:	/S/ STEFAN ARNOLD
Name:	Stefan Arnold
Title:	Stv. Direktor

By:	/S/ DAN ZABROWSKI
Name:	Dan Zabrowski
Title:	Global Head of Pharma Partnering

ROCHE PALO ALTO LLC

By:	/S/ KEVIN A. MARKS
Name:	Kevin A. Marks
Title:	Vice President

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EXHIBIT A

Research Plan

Clinical Candidate Target Profile

[***]

Responsibilities

Metabasis

[***]

Roche

[***]

Research Plan

General workplan:

[***]

Resources:

[***]

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A-1

Schedule I

Metabasis Patents

METABASIS PLATFORM PATENTS:

[***]

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1-1

METABASIS PRODUCT PATENTS:

[***]

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I-2

Schedule II

Roche Patents

[***]

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II-1